UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MSC Income Fund, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

1300 Post Oak Boulevard, 8th Floor
Houston, Texas 77056
May 29, 2024
Dear Stockholder:
You are cordially invited to attend this year’s Annual Meeting of Stockholders (the “Annual Meeting”) of MSC Income Fund, Inc., which will be held on August 13, 2024, in the East-West Conference Rooms at 1330 Post Oak Boulevard, 2nd Floor, Houston, Texas 77056, commencing at 9:00 AM, local time. The notice of annual meeting and proxy statement following this letter describe the matters to be acted on at the meeting.
It is important that your shares be represented at the Annual Meeting and you are encouraged to vote your shares as soon as possible. The enclosed proxy card contains instructions for voting over the Internet, by telephone or by returning your proxy card via mail in the envelope provided. Your vote is important.
Thank you for your support.

Sincerely yours,

DWAYNE L. HYZAK
Chairman of the Board and Chief Executive Officer

YOUR VOTE IS IMPORTANT.
Whether or not you plan to attend the meeting, please take a few minutes now to vote your shares.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on August 13, 2024.
Our proxy statement and annual report on Form 10-K for the year ended December 31, 2023 are available on the Internet at www.mscincomefund.com under “SEC Filings” in the “Investors” section of our website.
The following information applicable to the Annual Meeting may be found in the proxy statement and accompanying proxy card:
•The date, time and location of the meeting;
•A list of the matters intended to be acted on and our Board of Directors’ recommendations regarding those matters;
•Any control/identification numbers that you need to access your proxy card; and
•Information about attending the meeting and voting in person.

1300 Post Oak Boulevard, 8th Floor
Houston, Texas 77056

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

The 2024 Annual Meeting of the Stockholders of MSC Income Fund, Inc., a Maryland corporation, will be held in the East-West Conference Rooms at 1330 Post Oak Boulevard, 2nd Floor, Houston, Texas 77056, on Tuesday, August 13, 2024, at 9:00 AM local time, in order to:
(1)elect our directors for a term of one year;
(2)ratify our appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2024; and
(3)transact such other business as may properly come before the meeting or any postponement or adjournment thereof.
If you were a stockholder as of the close of business on May 22, 2024, you are entitled to vote at the meeting and at any postponement or adjournment thereof.
Please indicate your vote as to the matters to be acted on at the meeting by following the instructions provided in the enclosed proxy card or voting instruction form, whether or not you plan on attending the meeting. If you plan to attend the meeting and wish to vote or change your vote there, please review the instructions set forth in the accompanying proxy statement under the caption “Voting Information.”
We have enclosed with this notice and proxy statement a copy of our annual report on Form 10-K for the year ended December 31, 2023.

By Order of the Board of Directors,

JASON B. BEAUVAIS
Executive Vice President, General Counsel and Secretary

Dated: May 29, 2024

PROXY STATEMENT FOR 2024 ANNUAL MEETING OF STOCKHOLDERS
i

STOCKHOLDERS’ PROPOSALS	25
PRIVACY NOTICE	26
ii

1300 Post Oak Boulevard, 8th Floor
Houston, Texas 77056
PROXY STATEMENT
2024 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
This proxy statement and accompanying proxy card are being mailed to the stockholders of MSC Income Fund, Inc. (the “Company,” “we,” “us,” or “our”) beginning on May 29, 2024. Our Board of Directors (the “Board”) is soliciting your proxy to vote your shares at our 2024 Annual Meeting of Stockholders to be held on August 13, 2024 (including any postponement or adjournment thereof, the “Annual Meeting”) in the East-West Conference Rooms at 1330 Post Oak Boulevard, 2nd Floor, Houston, Texas 77056, at 9:00 AM local time.
All properly executed proxies representing shares of common stock, par value $0.001 per share, of the Company (the “Shares”) received prior to the Annual Meeting will be voted in accordance with the instructions marked thereon. If a properly executed proxy card is returned with no specification made, the Shares will be voted “FOR” the proposal to elect each of the director nominees and “FOR” the proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm. Any stockholder who has given a proxy has the right to revoke it at any time prior to its exercise. Stockholders who execute proxies may revoke them with respect to a proposal by attending the annual meeting and voting his or her Shares in person, or by submitting a letter of revocation or a later-dated proxy to the Company at the above address prior to the date of the annual meeting.
The Securities and Exchange Commission (the “SEC”) has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.
Brokers may be householding our proxy materials by delivering a single proxy statement and annual report to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one, please notify your broker if your Shares are held in a brokerage account or us if you are a stockholder of record. You can notify us by sending a written request to: MSC Income Fund, Inc., Corporate Secretary’s Office, 1300 Post Oak Blvd., 8th Floor, Houston, Texas 77056, or by calling (713) 350-6000. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

VOTING INFORMATION
Record Date and Who May Vote
Our Board selected May 22, 2024 as the record date (the “Record Date”) for determining stockholders entitled to vote at the Annual Meeting. As of the close of business on the Record Date, 80,474,795 Shares were outstanding. Each outstanding Share entitles its holder to one vote on each matter to be acted on at the Annual Meeting.

How to Vote
For Shares held of record, you can vote your Shares in person at the Annual Meeting or vote now by giving us your proxy. You may give us your proxy by completing the enclosed proxy card and returning it in the enclosed U.S. postage-prepaid envelope, or by calling a toll-free telephone number or using the Internet as further described on the enclosed proxy card. Telephone and Internet voting procedures have been designed to verify your identity through a personal identification or control number and to confirm that your voting instructions have been properly recorded. If you vote using either of these electronic means, you will save us return mail expense.
By giving us your proxy, you will be directing us on how to vote your Shares at the Annual Meeting and at any postponement or adjournment thereof. Even if you plan on attending the Annual Meeting, we urge you to vote now by giving us your proxy. This will ensure that your vote is represented at the Annual Meeting. If you do attend the Annual Meeting, you can change your vote at that time, if you then desire to do so.
If your Shares are held in street name, the broker or nominee that holds your Shares has the authority to vote them, absent your approval, only on the proposal to ratify our appointment of our independent registered public accounting firm. For all other matters to be voted on at the Annual Meeting, the broker or nominee that holds your Shares will need to obtain your authorization to vote those Shares and has enclosed a voting instruction form with this proxy statement. In either case, they will vote your Shares as you direct on their voting instruction form. You can vote by completing the enclosed voting instruction form and returning it in the enclosed U.S. postage prepaid envelope.
If you want to vote your Shares in person at the Annual Meeting, you must obtain a valid proxy from your broker or nominee. You should refer to the instructions provided in the enclosed voting instruction form for further information. Additionally, the availability of telephone or Internet voting depends on the voting process used by the broker or nominee that holds your Shares.
You may receive more than one proxy statement and proxy card or voting instruction form if your Shares are held through more than one account (e.g., through different brokers or nominees). Each proxy card or voting instruction form only covers those Shares held in the applicable account. If you hold Shares in more than one account, you will have to provide voting instructions as to all your accounts to vote all your Shares.
How to Revoke or Change Your Vote
For Shares held of record, you may revoke a proxy or change your vote at any time before it is exercised by written notice to our Corporate Secretary, granting a new proxy or by voting in person at the Annual Meeting. Unless you attend the Annual Meeting and vote your Shares in person, you should change your vote using the same method (by telephone, Internet or mail) that you first used to vote your Shares. That way, the inspectors of election for the meeting will be able to verify your latest vote.
For Shares held in street name, you should follow the instructions in the voting instruction form provided by your broker or nominee to change your vote. If you want to change your vote as to Shares held in street name by voting in person at the Annual Meeting, you must obtain a valid proxy from the broker or nominee that holds those Shares for you.
Quorum
The Annual Meeting will be held only if a quorum exists. The presence at the Annual Meeting, in person or by proxy, of holders of a majority of our outstanding Shares as of the Record Date will constitute a quorum. If you attend the Annual Meeting or vote your Shares using the enclosed proxy card or voting instruction form (including any telephone or Internet voting procedures provided), your Shares will be counted toward a quorum, even if you abstain from voting on a particular matter. Abstentions and withheld votes will be treated as Shares that are present for purposes of determining the presence of a quorum for transacting business at the Annual Meeting.
If a quorum is not established with respect to any proposal, the Chairman of the Annual Meeting will have the power to adjourn the Annual Meeting from time to time for any reason, including to solicit additional proxies, to a date not more than 120 days after the original record date without notice other than the announcement at the Annual Meeting. Any business that might have been transacted at the Annual Meeting originally called may be transacted at any such adjourned session at which a quorum is present. If sufficient votes in favor of one or more proposals have been received by the time of the Annual Meeting, the proposals may be acted upon and such actions will be final, regardless of any subsequent adjournment to consider other proposals.

Broker Non-Votes
If you are the beneficial owner of Shares held through a broker or other nominee and do not vote your Shares or provide voting instructions, your broker may vote for you on routine proposals but not on non-routine proposals. Therefore, if you do not vote on the non-routine proposals or provide voting instructions, your broker will not be allowed to vote your Shares — this will result in a broker non-vote. At the Annual Meeting, brokers will have discretionary authority to vote Shares on the ratification of the appointment of our independent registered public accounting firm (ITEM 2), which is the only routine proposal to be presented at the Annual Meeting. If brokers exercise this discretionary voting authority on ITEM 2, such Shares will be considered present at the Annual Meeting for quorum purposes and broker non-votes will occur as to the election of directors (ITEM 1), which is considered non-routine.
Proposals to Be Voted on; Vote Required; and How Votes Are Counted
We are asking you to vote on the following:
•the election of all of the members of our Board; and
•the ratification of our appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2024.
Election of Directors.  The affirmative vote of a plurality of all of the votes cast in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director. The election of directors is a “non-routine” proposal. Votes to “withhold authority” and broker non-votes will not be included in determining the number of votes cast for this proposal and, as a result, will have no effect on the election of nominees, although they will be considered present for the purpose of determining the presence of a quorum.
Ratification of Independent Registered Public Accounting Firm.  The affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy, is required to ratify the appointment of Grant Thornton LLP to serve as our independent registered public accounting firm. Abstentions and broker non-votes will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote on this item.
We are not aware of any other matters that may be presented or acted on at the Annual Meeting. If you vote by signing and returning the enclosed proxy card or using the telephone or Internet voting procedures, the individuals named as proxies on the card may vote your Shares, in their discretion, on any other matter requiring a stockholder vote that comes before the Annual Meeting.
Expenses
The Company will bear all expenses incurred in connection with this proxy solicitation, which we expect to conduct primarily by mail. In addition, our officers and directors and the officers and other personnel of MSC Adviser I, LLC, our investment adviser (our “Adviser”), may solicit your proxy by telephone, by electronic means or in person, for which they will not be separately compensated. We have retained Broadridge Investor Communications Solutions, Inc. (“Broadridge”) to aid in the solicitation of proxies. We will pay Broadridge a fee of approximately $5,000 in addition to variable costs related to the solicitation of proxies as well as reimbursement of its out-of-pocket expenses. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to forward copies of this proxy statement to people on whose behalf they hold Shares and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the SEC, we will reimburse such persons for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of Shares.
Confidential Voting
All voted proxies and ballots will be handled to protect your voting privacy as a stockholder. Your vote will not be disclosed except:
•to meet any legal requirements;
•to permit the inspectors of election to tabulate and certify your vote; or
•to adequately respond to your written comments on your proxy card.

ELECTION OF DIRECTORS
(ITEM 1)
Each member of our Board serves until the next annual meeting of stockholders and until his or her respective successor is duly elected and qualifies. Currently, our Board has four members, of whom three are not “interested persons”, as defined in the Investment Company Act of 1940 (the “1940 Act”), of the Company, our Adviser or its parent company Main Street Capital Corporation (“Main Street”). The 1940 Act requires that our Board be composed of a majority of members who are not “interested persons,” as defined in Section 2(a)(19) of the 1940 Act, of the Company or our Adviser.
The term of office of all directors will expire at this year’s Annual Meeting. On the recommendation of the Nominating and Corporate Governance Committee and the nomination of our Board, each of the four nominees named below, all of whom are presently members of our Board, will stand for re-election as directors at the Annual Meeting.
Unless otherwise directed, the persons named as proxies on the enclosed proxy card intend to vote “FOR” the election of the nominees for director named in this proxy statement. If any nominee should become unable to serve or, for good cause, will not serve as a director, the Shares will be voted for such substitute nominee as may be proposed by our Board. However, we are not aware of any circumstances that would prevent any of the nominees from serving.
Set forth below is certain information (as of the Record Date) with respect to the nominees for election as directors. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and our Board. The business address of each nominee listed below is 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056.
Nominees

Name and Principal Occupation	Age	Director Since

Independent Directors

Robert L. Kay	72	2020

Mr. Kay has been an independent director since October 2020. Mr. Kay has more than 40 years of broad based banking, investments, private equity intermediary and private business management experience, including commercial loan and venture capital investment portfolio oversight. After spending the first 10 years of his career as a corporate lender with a major Texas bank holding company in Dallas, he returned to his hometown in Austin where he spent the next eight years in the venture investing arena. Beginning in 1990, Mr. Kay served as Chief Executive Officer and/or Chief Operating Officer of multiple start up, growth phase and turnaround operating company situations, including serving as Chief Operating Officer and Chief Financial Officer of DrillingInfo from 2006 until its sale in 2012. Mr. Kay has served as the managing member and chief executive officer of Excelleration Partners, an early stage investment firm since 2012. Mr. Kay currently serves as Chief Executive Officer of halFILE Systems Corporation, a software and data subscription business located in Kyle, Texas, as a Director of Myocardial Solutions, Inc., a healthcare technology company located in Raleigh, North Carolina, and as a Director of The Muny Conservancy, a non-profit organization located in Austin, Texas. Mr. Kay earned a B.B.A. in general business (accounting concentration) from the University of Texas.

We believe that Mr. Kay is qualified to serve on our Board because of his strong operating background, including his development of strategic partner relationships, in addition to his extensive financial and transactional experience.

John O. Niemann, Jr.	67	2012

Mr. Niemann has been an independent director since 2012 and Chairman of the Nominating and Corporate Governance Committee since October 2020. He is the President and Chief Operating Officer of Arthur Andersen LLP and has been since 2003. He previously served as a Managing Director of Andersen Tax LLC from June 2013 until his retirement from this position in March 2023. He previously served on the administrative board of Arthur Andersen LLP and on the board of partners of Andersen Worldwide. He began his career at Arthur Andersen LLP in 1978 and has served in increasing responsibilities in senior management positions, since 1992. Mr. Niemann has served as a director and Chairman of the Audit Committee of Hines Global Income Trust since July 2014 and as the lead independent director since May 2019 and as a director and Chairman of the Audit Committee of Adams Resources & Energy, Inc. since May 2019 and as Vice-Chairman of the board since May 2024. He previously served as a director of Professional Asset Indemnity Limited, a non-public Bermuda captive insurance company, from October 2021 until it was voluntarily wound up in March 2024. Mr. Niemann has served on the board of directors of many Houston area non-profit organizations, including Catholic Endowment Foundation of Galveston-Houston, Strake Jesuit College Preparatory School (past chair of the board), The Regis School of the Sacred Heart (past chair of the board), The Houston Symphony, The University of St. Thomas, The Alley Theatre and Taping for the Blind, Inc. He graduated with a B.A. in Managerial Studies (magna cum laude) and a master’s degree in accounting from Rice University, received a J.D. (summa cum laude) from the South Texas College of Law and an LL.M. in taxation (summa cum laude) from the University of San Francisco School of Law.

We believe that Mr. Niemann’s significant experience in the public accounting industry including over 40 years in various capacities at Arthur Andersen as well as his background in executive and director roles of public and private companies makes him well qualified to serve as one of our directors.

Jeffrey B. Walker	63	2020

Mr. Walker has been an independent director and Chairman of the Audit Committee since October 2020. Mr. Walker retired in May 2020 after a successful 38 year career in public accounting with Arthur Andersen and, more recently, Deloitte Tax, LLP where he held several leadership roles including, most recently, Vice Chairman from 2014 until May 2020. Mr. Walker served as a member of Deloitte LLP’s board from 2011 until 2015 and also served as the Chief Development Officer of Deloitte Tax from 2013 until 2015. During Mr. Walker’s tenure with Deloitte, he assisted and advised some of the world’s leading private equity firms. Mr. Walker is a certified public accountant and a member of the AICPA and Texas State Board of CPAs and earned a B.B.A. in Accounting and Economics from the University of Mississippi.

We believe Mr. Walker is qualified to serve on our Board because of his extensive experience and leadership as a long-time and distinguished operating executive and partner at Deloitte and Arthur Andersen.

Interested Director

Mr. Hyzak is an interested person, as defined in the 1940 Act, due to his position as an officer of the Company and our Adviser, as well as Main Street.

Dwayne L. Hyzak	51	2018

Mr. Hyzak has been a member of our Board since June 2020 and has served as our Chief Executive Officer and Chairman since October 2020. Since 2018, Mr. Hyzak has also served as Main Street’s Chief Executive Officer and as a member of Main Street’s board of directors. Mr. Hyzak also serves as a member of Main Street’s management team’s executive and investment committees. Previously, he served as Main Street’s President (2015 until November 2018), Chief Operating Officer (2014 until November 2018), Chief Financial Officer (2011 until 2014) and Senior Managing Director since 2011 and also served in other senior executive positions at Main Street prior to 2011. Prior to its IPO in 2007, Mr. Hyzak served as a Senior Managing Director and other executive positions of several Main Street predecessor funds and entities, which are now subsidiaries of Main Street. Mr. Hyzak joined Main Street in 2002, becoming one of the founding members of the firm. Prior to joining Main Street, Mr. Hyzak was a Director of Acquisitions and Integration with Quanta Services, Inc. (NYSE: PWR), which provides specialty contracting services to the power, natural gas and telecommunications industries, where he was principally focused on the company’s mergers and acquisitions and corporate finance activities. Previously, Mr. Hyzak was a Manager with Arthur Andersen in its Transaction Advisory Services group. Mr. Hyzak currently serves on the board of directors of Child Advocates, a non-profit organization that trains and supports advocates to serve the interests of abused or neglected children in the greater Houston area.

We believe Mr. Hyzak is qualified to serve on our Board because of his long tenure in leadership roles, currently as Chief Executive Officer of Main Street and previously as President and Chief Operating Officer of Main Street, in which roles he has successfully led Main Street’s lower middle market investment activities, and also previously as Chief Financial Officer of Main Street, along with his extensive experience in investing and managing investments in lower middle market companies, mergers and acquisitions, corporate finance, tax and accounting.

The affirmative vote of a plurality of all of the votes cast in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director. The election of directors is a “non-routine” proposal. Votes to “withhold authority” and broker non-votes will not be included in determining the number of votes cast for this proposal and, as a result, will have no effect on the election of nominees, although they will be considered present for the purpose of determining the presence of a quorum.

THE BOARD RECOMMENDS YOU VOTE “FOR” EACH OF THE NOMINEES
NAMED IN THIS PROXY STATEMENT.

CORPORATE GOVERNANCE
We maintain a corporate governance section on our website which contains copies of the charters for the committees of our Board. The corporate governance section may be found at www.mscincomefund.com under “Governance – Governance Documents” in the “Investors” section of our website. The corporate governance section contains the following documents, which are available in print to any stockholder who requests a copy in writing to MSC Income Fund, Inc., Corporate Secretary’s Office, 1300 Post Oak Blvd., 8th Floor, Houston, Texas 77056:
Audit Committee Charter
Nominating and Corporate Governance Committee Charter
Pricing Committee Charter

In addition, our Code of Business Conduct and Ethics may be found at www.mscincomefund.com under “Governance – Governance Documents” in the “Investors” section of our website and is available in print to any stockholder who requests a copy in writing. Our Board adopted the Code of Business Conduct and Ethics in order to establish policies, guidelines and procedures that promote ethical practices and conduct by the Company and all its officers, directors and other personnel. All officers, directors and Company personnel are responsible for maintaining the level of integrity and for complying with the policies contained in the Code of Business Conduct and Ethics. Company personnel are required to acknowledge that they have received, read and understand the Code of Business Conduct and Ethics and agree to observe the policies and procedures contained therein at the time of hire and annually thereafter. We intend to disclose any substantive amendments to, or waivers from, our Code of Business Conduct and Ethics within four business days of the waiver or amendment through a posting on our website or on a current report on Form 8-K filed with the SEC.
Corporate Governance Highlights

Board Independence	Board and Committee Practices
•3 out of 4 directors are independent	•Regular executive sessions of independent directors
•All of the members of the Audit Committee and Nominating and Corporate Governance Committee are independent directors	•Annual board and committee self-assessments •Shared risk management oversight by board and committees
Stockholder Rights	•Routine CEO and management succession planning
•Annual election of all directors	•Committee designated to oversee Environmental, Social and Governance (“ESG”) activities and initiatives
•Stockholder right to call a special meeting
•Committee designated to oversee cybersecurity policies, procedures and incidents

Director Independence
While we are not listed on any public securities exchange, we comply with corporate governance rules of the New York Stock Exchange (“NYSE”) requiring listed companies to have a board of directors with at least a majority of independent directors. The NYSE listing standards provide that a director of a business development company (“BDC”) will be considered to be independent if he or she is not an “interested person” of such company, as defined in Section 2(a)(19) of the 1940 Act. The 1940 Act also requires that we, as a BDC, maintain a majority of independent directors on our Board. On an annual basis, each member of our Board is required to complete a questionnaire designed to provide information to assist the Board in determining whether the director is independent under the NYSE’s corporate governance rules, the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the 1940 Act. Based on these independence standards and the recommendation of the Nominating and Corporate Governance Committee, our Board has affirmatively determined that each of our directors, other than Mr. Hyzak, is independent under such standards.
Our Board considered certain portfolio investments and other transactions in which our independent directors may have had a direct or indirect interest, including the transactions, if any, described under the heading “Certain Relationships and Related Party Transactions” below, in evaluating each director’s independence under the 1940

Act and NYSE standards, and the Board determined that no such transaction would impact the ability of any director to exercise independent judgment or impair his or her independence.
Communications with the Board
Stockholders or other interested persons may send written communications to the members of our Board, addressed to Board of Directors, c/o MSC Income Fund, Inc., Corporate Secretary’s Office, 1300 Post Oak Blvd., 8th Floor, Houston, Texas 77056. All communications received in this manner will be delivered to one or more members of our Board.
Board Leadership Structure
Mr. Hyzak serves as Chief Executive Officer, Chairman of the Board and a member of our Adviser’s investment committee. The Board believes that Mr. Hyzak is currently best situated to serve as Chairman of our Board given his history with the Company and Main Street, his deep knowledge of the Company’s business and his extensive experience in managing private debt investments in middle market companies and private debt and equity investments in lower middle market companies. The Company’s independent directors bring experience, oversight and expertise from outside the Company and industry, while Mr. Hyzak brings Company-specific and industry-specific experience and expertise. The Board believes that the current leadership structure with Mr. Hyzak serving as Chief Executive Officer and Chairman of the Board promotes strategy development and execution while facilitating effective, timely communication between management and the Board and is optimal for effective corporate governance.
The Board does not have a lead independent director. We are aware of the potential conflicts that may arise when a non-independent director is Chairman of the Board, but believe these potential conflicts are offset by our strong corporate governance practices. Our corporate governance practices include regular meetings of the independent directors in executive session without the presence of interested directors and management, the establishment of an audit committee and a nominating and corporate governance committee, each of which is comprised solely of independent directors, and the appointment of a Chief Compliance Officer, with whom the independent directors meet without the presence of interested directors and other members of management, for administering our compliance policies and procedures.
Board of Directors and its Committees
Board of Directors. Our Board met five times and acted by unanimous written consent 25 times during 2023. All incumbent directors attended at least 75% of the meetings of the Board and of the committees on which they served during 2023 and all directors attended the 2023 Annual Meeting of Stockholders in person. Our Board expects each director to make a diligent effort to attend all Board and committee meetings, as well as each annual meeting of stockholders.
Committees. Our Board currently has, and appoints the members of, standing Audit and Nominating and Corporate Governance Committees. Each of those committees is comprised entirely of independent directors and has a written charter approved by our Board. The current members of the committees are identified in the following table.

Board Committees
Director	Audit	Nominating and Corporate Governance
Robert L. Kay	☒	☒
John O. Niemann, Jr.	☒	Chair
Jeffrey B. Walker	Chair	☒
The Board also maintains a Pricing Committee that is comprised of Messrs. Hyzak and Kay. Mr. Kay also serves as the Board’s liaison to our Adviser’s Conflicts Committee, described further below.

Audit Committee. During the year ended December 31, 2023, the Audit Committee met four times. The Audit Committee is responsible for selecting, engaging and discharging our independent accountants, reviewing the plans, scope and results of the audit engagement with our independent accountants, approving professional services provided by our independent accountants (as well as the compensation for those services), reviewing the independence of our independent accountants and reviewing the adequacy of our internal control over financial reporting. In addition, the Audit Committee is responsible for assisting our Board with its oversight of our investment valuation policy and procedures and monitoring and overseeing the Company’s policy standards and guidelines for risk assessment and risk management, including with respect to information technology and cybersecurity policies, procedures and incidents. Our Board has determined that each of Messrs. Kay, Niemann and Walker is an “audit committee financial expert” as defined by the SEC. For more information on the backgrounds of these directors, see their biographical information under “Election of Directors” above.
Nominating and Corporate Governance Committee. During the year ended December 31, 2023, the Nominating and Corporate Governance Committee met five times. The Nominating and Corporate Governance Committee is responsible for determining criteria for service on our Board, identifying, researching and recommending to the Board director nominees for election by our stockholders, selecting nominees to fill vacancies on our Board or a committee of the Board, developing and recommending to our Board any amendments to our corporate governance principles and overseeing the self-assessment of our Board and its committees. The Nominating and Corporate Governance Committee also oversees the Company’s strategy, initiatives, policies and reporting related to ESG activities.
Pricing Committee. Unless our stockholders allow us to do so, we are prohibited by the 1940 Act from selling, or by the NASAA Guidelines from issuing pursuant to our dividend reinvestment plan (the “DRIP”), Shares at a price below the then-current net asset value (“NAV”) per Share, exclusive of any distributing commission or discount, as applicable. The Pricing Committee is currently responsible for assisting the Board in determining the price at which we issue Shares in any sales and pursuant to the DRIP and ensuring that such price does not contravene these restrictions. Additionally, the Pricing Committee is responsible for assisting the Board in determining the price at which we purchase Shares pursuant to our Share repurchase program. The Pricing Committee considers various factors, including the valuations of our investment portfolio, in determining whether the Company is selling or issuing Shares at a price below the then-current NAV per Share. During the year ended December 31, 2023, the Pricing Committee met twice and acted by unanimous written consent twice.
MSC Adviser Conflicts Committee. Our Adviser maintains a Conflicts Committee that reviews and approves specific matters that may involve conflicts of interest among Main Street and our Adviser’s investment advisory clients, including the Company. The Board has appointed Mr. Kay to represent the Company’s interest as liaison to our Adviser’s Conflicts Committee.
Board and Committee Evaluation Process
Each year, our Board conducts a thorough self-assessment evaluation process. Detailed questionnaires solicit anonymous input from directors regarding the performance and effectiveness of the Board, Board committees, individual directors and interaction with management and provide an opportunity for Board members to identify areas for improvement. The Nominating and Corporate Governance Committee reviews the results and feedback from this process and makes recommendations for improvements as appropriate. The Board has successfully used this process to evaluate Board and Board committee effectiveness and identify opportunities to strengthen the Board.
Director Nomination Process
Our Nominating and Corporate Governance Committee has determined that a candidate for election to our Board must satisfy certain general criteria, including, among other things:
•be an individual of the highest character and integrity and have an inquiring mind, vision, a willingness to ask hard questions and the ability to work professionally with others;
•be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;
•be willing and able to devote sufficient time to the affairs of our Company and be diligent in fulfilling the responsibilities of a member of our Board and a member of any committee thereof (including: developing and maintaining sufficient knowledge of our Company and the specialty finance industry in general; reviewing and analyzing reports and other information important to responsibilities of our Board and any committee thereof; preparing for, attending and participating in meetings of our Board and meetings of any committee thereof; and satisfying appropriate orientation and continuing education guidelines); and
•have the capacity and desire to represent the balanced, best interests of our stockholders as a whole and not primarily a special interest group or constituency.
The Nominating and Corporate Governance Committee seeks to identify potential director candidates who will strengthen the Board and will contribute to the overall mix of general criteria identified above. In addition to the general criteria, the Nominating and Corporate Governance Committee considers specific criteria, such as particular skills, experiences (whether in business or in other areas such as public service, academia or scientific communities), areas of expertise, specific backgrounds and other characteristics, that should be represented on the Board to enhance its effectiveness and the effectiveness of its committees. The Board and the Nominating and Corporate Governance Committee believe that it is essential that the Board members represent diverse experience and viewpoints and a diverse mix of the specific criteria above. The process of identifying potential director candidates includes establishing procedures for soliciting and reviewing potential nominees for directors and for advising those who suggest nominees of the outcome of such review. The Nominating and Corporate Governance Committee also has the authority to retain and terminate any search firm used to identify director candidates.
Any stockholder may nominate one or more persons for election as one of our directors at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our bylaws and any other applicable law, rule or regulation regarding director nominations. Among other requirements set forth in our bylaws, when submitting a nomination to our Company for consideration, a stockholder must provide certain information that would be required to be disclosed under applicable SEC rules in connection with the solicitation of proxies for election of a director in an election contest, including the following minimum information for each director nominee: full name, age and address; number of any Shares beneficially owned by the nominee, if any; the date such Shares were acquired and the investment intent of such acquisition; whether such stockholder believes the nominee is an “interested person” of the Company, as defined in 1940 Act; and all other information required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required, including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. See “Stockholders’ Proposals” in this proxy statement and the relevant provisions of our bylaws for other requirements of stockholder proposals.
The Nominating and Corporate Governance Committee will consider candidates identified through the processes described above and will evaluate each of them, including incumbents, based on the same criteria. The Nominating and Corporate Governance Committee also takes into account the contributions of incumbent directors as Board members and the benefits to us arising from their experience on our Board. Although the Nominating and Corporate Governance Committee will consider candidates identified by stockholders, the Nominating and Corporate Governance Committee may determine not to recommend those candidates to our Board and our Board may determine not to nominate any candidates recommended by the Nominating and Corporate Governance Committee. No director nominee named in this proxy statement was nominated by stockholders.
Board’s Role in the Oversight of Risk Management
Our Board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board committees that report on their deliberations to the full Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. Areas of focus include competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, regulatory, compliance and other risks.
Our Adviser has an enterprise risk management program designed to help us identify, categorize, assess, mitigate and manage various risks facing our business. Members of our Adviser’s executive management team monitor and update each risk, regularly reassess the program and the risks identified to align with Company strategy and report on progress thereof to the Audit Committee, which is responsible for overseeing the program.

The Board and its committees oversee risks associated with their respective principal areas of focus, as summarized below. Committees meet in executive session with key management personnel regularly and with representatives of outside advisers as necessary.

Board/Committee	Primary Areas of Risk Oversight
Full Board	Strategic, financial and execution risks and exposures associated with the annual operating plan; major litigation and regulatory exposures and other current matters that may present material risk to our operations, plans, prospects or reputation; material acquisitions and divestitures; risks and exposures associated with leadership assessment, director compensation programs and arrangements and review and approval of our Investment Advisory Agreement (defined below) with our Adviser.

Audit Committee	Risks and exposures associated with financial matters, particularly investment valuation including oversight of the valuation designee pursuant to Rule 2a-5 under the 1940 Act, financial reporting and disclosure, tax, accounting, oversight of independent accountants, internal control over financial reporting, related party transactions, financial policies and credit and liquidity matters, along with information technology and cybersecurity systems, policies and procedures, including data privacy and security and business continuity and operational risks.

Nominating and Corporate Governance Committee	Risks and exposures relating to our programs and policies relating to legal compliance, corporate governance, director nomination, evaluation and succession planning, executive officer evaluation and succession planning and oversight of ESG activities.

Succession Planning
Our Board is actively engaged in succession planning for Board members and key personnel. Its succession planning efforts are led by the Nominating and Corporate Governance Committee for key personnel and non-interested Board members, both overseen by the full Board. These activities include an ongoing evaluation of our Adviser’s talent and leadership.
Code of Ethics
We and our Adviser have each adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements. The code of ethics is available on the EDGAR Database on the SEC’s website at http://www.sec.gov.
In addition, our Code of Business Conduct and Ethics, which is applicable to all of officers, directors and personnel, requires that all officers, directors and personnel avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and our interests. Our Code of Business Conduct and Ethics is available under the “Governance” tab on our website at www.mscincomefund.com/investors. We intend to disclose any substantive amendments to, or waivers from, this code of conduct within four business days of the waiver or amendment through a website posting.
Insider Trading and Hedging and Speculative Trading, Pledging of Company Securities
We have adopted an insider trading policy, which, among other things, governs the purchase, sale, and/or other disposition of the Company’s securities by the Company’s directors, officers and personnel, and which the Company believes is reasonably designed to promote compliance with insider trading laws, rules and regulations. Our insider trading policy prohibits all directors, officers and personnel from, directly or indirectly, trading while in the possession of material nonpublic information related to the Company’s securities and from engaging in short sales and short-term or other speculative trading of our securities and any transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of securities issued by us. Prohibited hedging activity includes market transactions in puts, calls and other derivatives and the purchase of prepaid variable forward contracts, equity swaps and collars. Pledging our securities in a margin account or as collateral for a loan is also prohibited under the policy except in limited circumstances that are pre-approved by our chief compliance officer.

Responsible Investment
We believe that thoughtful consideration of ESG matters provides meaningful value to our personnel, portfolio companies, stockholders and community. We believe that our commitment to implementing, maintaining and consistently seeking to improve business practices mindful of ESG matters will have a lasting positive impact on all of our key stakeholders. Therefore, we are dedicated to taking ESG considerations into account with respect to our corporate activities, including in the evaluation of investments. Our Adviser incorporates ESG considerations into its investment diligence and evaluation processes. ESG topics considered for any particular business can vary, but can include use of natural resources, compliance with environmental regulation and best practices, gender and ethnic diversity and inclusion practices, community outreach and support and governance policies and practices, among others. These ESG considerations evaluated are part of the total underwriting information considered by our investment teams and investment committee and positive or negative findings with respect to any or all ESG factors will not be dispositive in an investment decision.

COMPENSATION OF DIRECTORS
Our independent directors are entitled to an annual retainer of $120,000. Non-employee directors do not receive fees based on meetings attended absent circumstances that require an exceptionally high number of meetings within an annual period.
Additionally, the Chairpersons of certain committees of the Board are entitled to the following annual retainer amounts:
•$15,000 to the Chair of the Audit Committee of the Board; and
•$10,000 to the Chair of the Nominating and Corporate Governance Committee of the Board.
We also pay a $10,000 annual retainer to the member of the Board appointed to be the liaison to our Adviser’s Conflicts Committee and reimburse all of our directors for reasonable out-of-pocket expenses incurred in connection with their service on the Board.
The following table sets forth the compensation that we paid during the year ended December 31, 2023 to our non-interested directors. Directors who are also employees of Main Street or any of its subsidiaries do not receive compensation for their services as directors.
2023 Director Compensation

Name of Director	Fees Earned or Paid in Cash	All Other Compensation(1)	Total Compensation(2)
Interested Directors:
Dwayne L. Hyzak	$—	$—	$—
Independent Directors:
Robert L. Kay	126,500	—	126,500
John O. Niemann, Jr.	126,500	—	126,500
Jeffrey B. Walker	131,500	—	131,500
_____________________________
(1)We did not award any portion of the fees earned by our directors in stock or options during the year ended December 31, 2023. We do not have a profit-sharing, compensation or retirement plan, and directors do not receive any pension or retirement benefits.
(2)The amounts listed are for the fiscal year ending December 31, 2023

OFFICERS
Our officers serve at the discretion of our Board. The following persons serve as our officers in the following capacities (information as of the Record Date):

Name	Age	Position(s) Held
Dwayne L. Hyzak(1)(2)	51	Chairman of the Board and Chief Executive Officer
David L. Magdol(1)(2)	53	President and Chief Investment Officer
Jesse E. Morris(2)	56	Executive Vice President, Chief Financial Officer, Chief Operating Officer and Treasurer
Jason B. Beauvais(2)	49	Executive Vice President, General Counsel and Secretary
Nicholas T. Meserve	44	Managing Director
Cory E. Gilbert	51	Vice President, Chief Accounting Officer and Assistant Treasurer
Adam W. Park	37	Chief Compliance Officer, Assistant General Counsel and Assistant Secretary
_____________________________
(1)Member of our Adviser’s investment committee. The investment committee is responsible for all aspects of our investment processes, including approval of investments. Vincent D. Foster, senior advisor to Main Street and Chairman of its board of directors, is also a member of our Adviser’s investment committee.
(2)Executive officer and member of our management team’s executive committee.
The address for each person in the table above is 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056. The age given for each person is as of the Record Date. Each officer holds office until his successor is chosen and qualified or until his earlier death, removal or resignation.
For more information on Mr. Hyzak, Chairman of the Board and Chief Executive Officer, see his biographical information above.
David L. Magdol is our President and Chief Investment Officer and has served in these roles since 2020. Mr. Magdol also serves as the President and Chief Investment Officer of Main Street and as a member of Main Street’s management team’s executive and investment committees. Previously, he also served as Vice Chairman and Senior Managing Director and in other senior executive positions at Main Street. Prior to its IPO in 2007, Mr. Magdol served as a Senior Managing Director and other executive positions of several Main Street predecessor funds and entities, which are now subsidiaries of Main Street. Mr. Magdol joined Main Street in 2002, becoming one of the founding members of the firm. Prior to joining Main Street, Mr. Magdol was a Vice President in the investment banking group at Lazard Freres & Co. Previously, he managed a portfolio of private equity investments for the McMullen Group, a private investment firm/family office capitalized by Dr. John J. McMullen, the former owner of the New Jersey Devils and the Houston Astros. Mr. Magdol began his career in the structured finance services group of JP Morgan Chase.
Jesse E. Morris is our Executive Vice President, Chief Financial Officer, Chief Operating Officer and Treasurer. Mr. Morris also serves as the Executive Vice President, Chief Financial Officer and Chief Operating Officer of Main Street, serves as a member of Main Street’s management team’s executive committee and has held various management roles since joining Main Street in July 2019. Mr. Morris has management responsibility over Main Street’s finance, treasury and internal operations. He is also a Senior Managing Director on Main Street’s lower middle market investment team where his responsibilities include managing a portfolio of lower middle market investments where he is an active board member and assists those companies with various strategic initiatives, capital raises and M&A activity. Mr. Morris is also responsible for originating and executing new investments for the firm. Mr. Morris has served as our Executive Vice President and Chief Operating Officer since 2020 and as our Chief Financial Officer since 2021. Prior to joining Main Street in 2019, Mr. Morris served in various roles of increasing responsibility with Quanta Services, Inc. (NYSE: PWR) from 2014 to 2019 including most recently as Executive Vice President – Finance and President – Infrastructure Solutions. In this position, he oversaw the accounting, treasury, tax and financial planning and analysis activities and led Quanta’s public-private partnership (P3) concession and private infrastructure investment activities. Prior to joining Quanta, Mr. Morris served in various financial and accounting positions of increasing responsibility with Sysco Corporation (NYSE: SYY) including as Vice President and Chief Financial Officer – Foodservice Operations and Vice President of Finance and Chief Financial Officer – Broadline Operations. Mr. Morris began his career as a certified public accountant and was an Experienced Manager with Arthur Andersen.

Jason B. Beauvais is our Executive Vice President, General Counsel and Secretary and has served in these roles since 2020. Mr. Beauvais previously served as our Chief Compliance Officer from 2020 until 2023. He also serves as the Executive Vice President, General Counsel, Chief Compliance Officer and Secretary of Main Street, serves as a member of Main Street’s management team’s executive committee and has held various management roles since joining Main Street in 2008. He has management responsibility over the firm’s legal, compliance, human resources and technology functions. He also currently serves as a member of the Board of Directors of the Houston Arboretum & Nature Center, a non-profit urban nature sanctuary. Prior to joining Main Street, Mr. Beauvais was an attorney with Occidental Petroleum Corporation (NYSE: OXY), an international oil and gas exploration and production company. Before that, Mr. Beauvais practiced corporate and securities law at Baker Botts L.L.P., where he primarily counseled companies in public issuances and private placements of debt and equity and handled a wide range of general corporate and securities matters as well as mergers and acquisitions.
Nicholas T. Meserve is our Managing Director and has served in this role since 2020. Mr. Meserve also serves as a Managing Director on Main Street’s private credit investment team. Mr. Meserve previously served on our Board of Directors from April 2016 until June 2020. Mr. Meserve’s responsibilities have included managing a portfolio of private loan and middle market investments. He is also responsible for sourcing, originating and executing new investments for the firm. Prior to joining Main Street in 2012, Mr. Meserve was at Highland Capital Management, LP, a large alternative credit manager, and certain of its affiliates, where he managed a portfolio of senior loans and high yield bonds across a diverse set of industries. Prior to Highland, he was a Credit Analyst at JP Morgan Chase & Co.
Cory E. Gilbert is our Vice President, Chief Accounting Officer and Assistant Treasurer and has served in these roles since 2020. He also serves as Main Street’s Vice President of Finance and Chief Accounting Officer – Asset Management Business and Assistant Treasurer. Prior to joining Main Street in 2019, Mr. Gilbert served as the Chief Financial Officer and Treasurer for OHA Investment Corporation, a publicly traded business development company externally managed by Oak Hill Advisors LLP. Prior to joining OHA Investment Corporation, Mr. Gilbert worked at RED Capital Group, the commercial mortgage banking arm of ORIX USA, where he most recently served as their Chief Financial Officer. Prior to that, from September 2008 to August 2013, Mr. Gilbert served as a line of business controller of ORIX USA. Mr. Gilbert began his career and was a manager with KPMG LLP’s financial services practice in the Dallas-Fort Worth area. Mr. Gilbert is a certified public accountant.
Adam W. Park is our Chief Compliance Officer and has served in this role since August 2023. Mr. Park also serves as our Assistant General Counsel and Assistant Secretary and has served in these roles since October 2020. Mr. Park also serves as the Assistant General Counsel, Assistant Compliance Officer and Assistant Secretary of Main Street and has served in these roles since September 2020. Prior to joining Main Street, Mr. Park practiced corporate and securities law at Baker & Hostetler LLP, where he counseled companies in capital markets transactions, mergers and acquisitions and advised on a wide range of corporate governance matters, and at Eversheds Sutherland (US) LLP, where his practice focused on the formation, regulation and operation of public and private funds, including BDCs.
Compensation Discussion and Analysis
None of our executive officers receives direct compensation from us. The compensation of the principals and other investment professionals of our Adviser is paid by our Adviser or its affiliates. The compensation of our executive officers for administrative services provided to the Company is paid by our Adviser, but we reimburse our Adviser for, among other things, our allocable portion of the actual cost (without markup) of the persons performing the functions of chief financial officer and chief compliance officer and other personnel engaged to provide such administrative services (including, without limitation, direct compensation costs including the allocable portion of salaries, bonuses, benefits and other direct costs associated therewith) and related overhead costs, including rent.
Our Adviser waived reimbursement of all costs and expenses related to our day-to-day administration and management not related to advisory services, whether such administrative services were performed by a third-party service provider or our Adviser or its affiliates (to the extent performed by our Adviser or its affiliates, the “Internal Administrative Services”) from October 30, 2020 through December 31, 2021. On January 1, 2022, our Adviser assumed responsibility of certain administrative services that were previously provided for us by a third-party sub-administrator. After December 31, 2021, our Adviser continued to waive reimbursement of all Internal Administrative Services expenses, except for the cost of the services previously provided by the sub-administrator. See “Certain Relationships and Related Party Transactions, and Director Independence” below for a discussion of fees and expenses payable to our Adviser.
The Board has not established a standing compensation committee because the executive officers of the Company do not receive any direct compensation from the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of the Record Date, information with respect to the beneficial ownership of our Shares by:
•each person known to us to beneficially own more than five percent of the outstanding Shares;
•each of our directors and executive officers; and
•all of our directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There are no Shares subject to options that are currently exercisable or exercisable within 60 days of the Record Date. Percentage of beneficial ownership is based on 80,474,795 Shares outstanding as of the Record Date.
Unless otherwise indicated, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the Shares beneficially owned by the stockholder and maintains an address c/o MSC Income Fund, Inc. at 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056.

	Shares beneficially owned as of the Record Date
Name	Number	Percentage of Class
Interested Directors:
Dwayne L. Hyzak	21,468	*
Independent Directors:
Robert L. Kay	20,000	*
John O. Niemann, Jr.	47,512	*
Jeffrey B. Walker	30,129	*
Executive Officers (that are not directors):
David L. Magdol	17,175	*
Jesse E. Morris	—	—
Jason B. Beauvais	8,587	*
All executive officers and directors as a group (7 persons)	144,871	*
_____________________________
*     Amount represents less than 1.0%.

The following table sets forth the dollar range of equity securities of the Company that were beneficially owned by each director as of the Record Date:

Name and Address(1)	Dollar Range of Equity Securities Beneficially Owned(2)(3)(4)
Interested Directors:
Dwayne L. Hyzak	Over $100,000
Independent Directors:
Robert L. Kay	Over $100,000
John O. Niemann, Jr.	Over $100,000
Jeffrey B. Walker	Over $100,000
_____________________________
(1)The address of each director is c/o MSC Income Fund, Inc., 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056.
(2)Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) under the Exchange Act.
(3)The dollar range of equity securities beneficially owned by our directors is based on our NAV per Share of $7.78 as of May 1, 2024.
(4)The dollar ranges of equity securities beneficially owned are: None, $1 - $10,000, $10,001 - $50,000, $50,001 - $100,000, or over $100,000.

AUDIT COMMITTEE REPORT
The Audit Committee is appointed by the Board to review the Company’s financial matters. Each member of the Audit Committee meets the independence requirements established by the 1940 Act and under the applicable SEC rules. As the Audit Committee, we are responsible for the selection, engagement, compensation, retention and oversight of the Company’s independent registered public accounting firm. We are also responsible for recommending to the Board that the Company’s audited financial statements be included in its annual report on Form 10-K for the fiscal year.
In making our recommendation that the Company’s financial statements be included in its annual report on Form 10-K for the year ended December 31, 2023, we have taken the following steps:
•We discussed with Grant Thornton LLP, or Grant Thornton, the Company’s independent registered public accounting firm for the year ended December 31, 2023, those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. These communications and discussions are intended to assist us in overseeing the financial reporting and disclosure process.
•We conducted periodic executive sessions with Grant Thornton, with no members of the Company’s management present during those discussions. Grant Thornton did not identify any material audit issues, questions or discrepancies, other than those previously discussed with management, which were resolved to the satisfaction of all parties.
•We received and reviewed the written disclosures and the letter from Grant Thornton required by the applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with us concerning independence and we discussed with Grant Thornton its independence from the Company and its Adviser. We also considered whether the provision of non-audit services to the Company is compatible with Grant Thornton’s independence.
•We determined that there were no former Grant Thornton employees, who previously participated in the Company’s audit, engaged in a financial reporting oversight role at the Company or its Adviser.
•We reviewed and discussed with the Company’s management and Grant Thornton the Company’s audited consolidated balance sheet at December 31, 2023, and consolidated statements of income, changes in net assets and cash flows for the year ended December 31, 2023.
Based on the reviews and actions described above, we recommended to the Board that the Company’s audited financial statements be included in its annual report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

THE AUDIT COMMITTEE

Jeffrey B. Walker, Chair
Robert L. Kay
John O. Niemann, Jr.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR YEAR ENDING DECEMBER 31, 2024
(ITEM 2)
Our Board has ratified the decision of the Audit Committee to appoint Grant Thornton LLP to serve as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2024. No determination has been made as to what action the Audit Committee and the Board would take if our stockholders fail to ratify the appointment. Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit Committee concludes such a change would be in the best interests of the Company. We expect that representatives of Grant Thornton LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.
For the fiscal years ended December 31, 2023 and 2022, we incurred the following fees for services provided by Grant Thornton, including expenses:

	Fiscal Year Ended December 31, 2023	Fiscal Year Ended December 31, 2022
Audit Fees	$482,300	$476,940
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$482,300	$476,940

Audit Fees.  Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for the audit of our annual financial statements and the review of our quarterly financial statements in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents and assistance with and review of documents filed with the SEC.
Audit Related Fees.  Audit related fees are assurance related services that traditionally are performed by the independent accountant, such as attest services that are not required by statute or regulation.
Tax Fees.  Tax fees include corporate and subsidiary compliance and consulting.
All Other Fees.  Fees for other services would include fees for products and services other than the services reported above.
During the fiscal years ended December 31, 2023 and 2022, Grant Thornton LLP did not bill any non-audit fees for services rendered to us or for services rendered to our Adviser or its parent company, Main Street.
Pre-approval Policies and Procedures
It is the policy of our Audit Committee to preapprove all audit, review or attest engagements and permissible non-audit services to be performed by our independent registered public accounting firm, subject to, and in compliance with, the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and the applicable rules and regulations of the SEC. Our Audit Committee did not rely on the de minimis exception for any of the fees disclosed above.
All services performed for us by Grant Thornton LLP for the fiscal years ended December 31, 2023 and 2022 were pre-approved or ratified by our Audit Committee.
Required Vote
The affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy, is required to ratify the appointment of Grant Thornton LLP to serve as our independent registered public accounting firm for the year ending December 31, 2024. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the vote.

The proxy holders will vote all proxies received for approval of this proposal unless instructed otherwise.

THE BOARD RECOMMENDS YOU VOTE “FOR” THE RATIFICATION OF
GRANT THORNTON AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM FOR THE YEAR ENDING DECEMBER 31, 2024

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
We have procedures in place for the review, approval and monitoring of transactions involving us and certain persons related to us. As a BDC, the 1940 Act restricts us from participating in transactions with any persons affiliated with us, including our or our Adviser’s officers, directors and personnel and any person controlling or under common control with us or our Adviser, subject to certain exceptions. In addition, the Audit Committee reviews and considers related party transactions.
In addition, our Code of Business Conduct and Ethics, which is applicable to all of our personnel, officers and directors, requires that all personnel, officers and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and our interests. Our Code of Business Conduct and Ethics is available at www.mscincomefund.com under “Governance – Governance Documents” in the “Investors” section of our website.
Our Investment Adviser
We are managed by our Adviser, a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), formed in November 2013 as a wholly owned subsidiary of Main Street to provide investment management and other services to parties other than Main Street and its subsidiaries. Our Adviser or its affiliate provided investment sub-advisory services to us since our inception through October 30, 2020. On October 30, 2020, we entered into the Investment Advisory and Administrative Services Agreement (the “Investment Advisory Agreement”) with our Adviser, which states that our Adviser will oversee the management of our activities and is responsible for making investment decisions with respect to, and providing day-to-day management and administration of, our investment portfolio.
Our stockholders and our Board, which consists of a majority of non-interested directors, have approved the Investment Advisory Agreement, including the fee structure thereunder. The Investment Advisory Agreement was most recently re-approved by the Board, including a majority of members who are not “interested” persons (as defined by the 1940 Act) of us or our Adviser, on August 10, 2023.
Pursuant to the Investment Advisory Agreement, we pay our Adviser a base management fee and incentive fees as compensation for the services described above. The base management fee is calculated at an annual rate of 1.75% of our average gross assets. The term “gross assets” means our total assets as disclosed on our consolidated balance sheets. “Average gross assets” are calculated based on our gross assets at the end of the two most recently completed calendar quarters. The base management fee is payable quarterly in arrears. The base management fee is expensed as incurred.
The incentive fee under the Investment Advisory Agreement consists of two parts. The first part, referred to as the subordinated incentive fee on income, is calculated and payable quarterly in arrears based on Pre-Incentive Fee Net Investment Income (as defined below) for the immediately preceding quarter. The subordinated incentive fee on income is equal to 20.0% of our Pre-Incentive Fee Net Investment Income for the immediately preceding quarter, subject to a quarterly hurdle rate, expressed as a rate of return on adjusted capital at the beginning of the most recently completed calendar quarter, of 1.875% (or 7.5% annualized), with a “catch up” feature (as described in more detail in our annual report on Form 10-K for the year ended December 31, 2023).
For this purpose, Pre-Incentive Fee Net Investment Income means interest income, dividend income and any other income (including any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies) accrued during the calendar quarter, minus our operating expenses for the quarter (including the management fee, expenses payable under any proposed administration agreement and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding taxes and the incentive fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount debt instruments and PIK interest and zero coupon securities), accrued income that we have not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. For purposes of this fee, adjusted capital means cumulative gross proceeds generated from sales of our common stock (including proceeds from the Company’s dividend reinvestment plan (“DRIP”)) reduced for non-liquidating distributions, other than distributions of profits, paid to our stockholders and amounts paid for share repurchases pursuant to our share repurchase program. The subordinated incentive fee on income is expensed in the quarter in which it is incurred.
The second part of the incentive fee, referred to as the incentive fee on capital gains, is an incentive fee on realized capital gains earned from our portfolio and is determined and payable in arrears as of the end of each calendar year (or upon termination of the Investment Advisory Agreement). This fee equals 20.0% of our incentive fee capital gains, which equals our realized capital gains on a cumulative basis from inception, calculated as of the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees. At the end of each reporting period, we estimate the incentive fee on capital gains and accrues the fee based on a hypothetical liquidation of its portfolio. Therefore, the accrual includes both net realized gains and net unrealized gains (the net unrealized difference between the fair value and the par value of its portfolio), if any. The incentive fee accrued pertaining to the unrealized gain is neither earned nor payable to our Adviser until such time it is realized.
For the years ended December 31, 2023 and 2022, we incurred base management fees of $19.8 million and $19.8 million, respectively. For the years ended December 31, 2023 and 2022, we incurred subordinated incentive fees on income of $12.6 million and $2.1 million, respectively. For the years ended December 31, 2023 and 2022, we did not incur any capital gains incentive fees.
Expense Waiver
Pursuant to the Investment Advisory Agreement, we are required to pay or reimburse our Adviser for administrative services expenses, which include all costs and expenses related to our day-to-day administration and management not related to advisory services, whether such administrative services were performed by a third-party service provider or our Adviser or its affiliates (to the extent performed by our Adviser, or its affiliates, the “Internal Administrative Services”). Internal Administrative Services include, but are not limited to, the cost of our Adviser’s personnel performing accounting and compliance functions and other administrative services on our behalf.
Our Adviser waived reimbursement of all Internal Administrative Services expenses from October 30, 2020 through December 31, 2021. On January 1, 2022, our Adviser assumed responsibility of certain administrative services that were previously provided for us by a third-party sub-administrator. After December 31, 2021, our Adviser continued to waive reimbursement of all Internal Administrative Services expenses, except for the cost of the services previously provided by the sub-administrator. For the years ended December 31, 2023 and 2022, we incurred Internal Administrative Services expenses of $8.9 million and $5.1 million, respectively. For the years ended December 31, 2023 and 2022, our Adviser waived the reimbursements of Internal Administrative Services expenses of $8.3 million and $4.5 million, respectively. Waived Internal Administrative Services expenses are permanently waived and are not subject to future reimbursement.
Allocation of Our Adviser’s Time
We rely on our Adviser to manage our day-to-day activities and to implement our investment strategy. Our Adviser and certain of its affiliates are presently, and plan in the future to continue to be, involved with activities which are unrelated to us. Additionally, except for certain restrictions on our Adviser set forth in the Investment Advisory Agreement, our Adviser and its affiliates are not restricted from forming additional investment funds, from entering into other investment advisory relationships or from engaging in other business activities, even though such activities may be in competition with us and/or may involve substantial time and resources of our Adviser. As a result of these activities, our Adviser and certain of its affiliates and their personnel will have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. Therefore, our Adviser, and certain of its affiliates and their personnel may experience conflicts of interest in allocating management time, services, and functions among us and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other affiliated entities than to us. However, our Adviser believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all activities in which they are involved.
Indemnification
The Investment Advisory Agreement provides that our Adviser, any sub-adviser and their respective officers, directors, managers, partners, shareholders, members (and their shareholders or members, including the owners of their shareholders or members), agents, employees, controlling persons and any other person or entity affiliated with or acting on behalf of our Adviser or any sub-adviser, as applicable (each an “Indemnified Party” and, collectively, the “Indemnified Parties”) will not be liable to us for any action taken or omitted to be taken by our Adviser or any sub-adviser in connection with the performance of any of their duties or obligations as an investment adviser of the Company (except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services), and that we will indemnify, defend and protect Indemnified Parties and hold them harmless from and against all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in connection with the performance of their duties as an investment adviser of the Company, to the extent such losses, damages, liabilities, costs and expenses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with Maryland law, the 1940 Act, the Company’s charter and other applicable law if, among other things, (i) the Indemnified Party has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company, (ii) the Indemnified Party was acting on behalf of or performing services for the Company, (iii) such liability or loss was not the result of negligence, willful misfeasance, bad faith, or misconduct by the Indemnified Party and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from stockholders.
Co-Investment Transactions
In the ordinary course of business, we enter into transactions with other parties that may be considered related party transactions. We have implemented certain policies and procedures, both written and unwritten, to ensure that we do not engage in any prohibited transactions with any persons affiliated with us. If such affiliations are found to exist, we seek Board and/or appropriate Board committee review and approval for such transactions and otherwise comply with, or seek, orders for exemptive relief from the SEC, as appropriate.
We have received an exemptive order from the SEC permitting co-investments among us, Main Street and other funds and clients advised by our Adviser in certain negotiated transactions where co-investing would otherwise be prohibited under the 1940 Act. We have made co-investments, and in the future intend to continue to make co-investments with Main Street and other funds and clients advised by our Adviser, in accordance with the conditions of the order. The order requires, among other things, that our Adviser and Main Street consider whether each such investment opportunity is appropriate for us, Main Street and the other funds and clients advised by our Adviser, as applicable, and if it is appropriate, to propose an allocation of the investment opportunity between such parties. Because our Adviser is wholly-owned by Main Street and is not managing our investment activities as its sole activity, this may provide our Adviser an incentive to allocate opportunities to other participating funds and clients instead of us. However, our Adviser has policies and procedures in place to manage this conflict, including oversight by the independent members of the Board. Additional information regarding the operation of the co-investment program is set forth in the order granting exemptive relief, which may be reviewed on the SEC’s website at www.sec.gov. In addition to the co-investment program described above, we also co-invest in syndicated deals and other transactions where price is the only negotiated point by us and our affiliates.
Sales of Common Stock to Main Street
On May 1, 2023, we sold 255,754 Shares to Main Street at $7.82 per Share, the price at which we issued new Shares in connection with reinvestments of the May 1, 2023 dividend pursuant to the DRIP, for total proceeds to the Company of $2,000,000. The issuance and sale were made pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and was unanimously approved by the Board, with each director who is an “interested person,” as such term is defined in Section 2(a)(19) of the 1940 Act, of us or our Adviser abstaining from the vote.
On August 1, 2023, we sold 348,542 Shares to Main Street at $7.89 per Share, the price at which we issued new Shares in connection with reinvestments of the August 1, 2023 dividend pursuant to the DRIP, for total proceeds to the Company of $2.8 million. The issuance and sale were made pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and were unanimously approved by the Board, with each director who is an “interested person,” as such term is defined in Section 2(a)(19) of the 1940 Act, of us or our Adviser abstaining from the vote.
On November 1, 2023, we sold 475,888 Shares to Main Street at $7.88 per Share, the price at which we issued new Shares in connection with reinvestments of the November 1, 2023 dividend pursuant to the DRIP, for total proceeds to the Company of $3,750,000. The issuance and sale were made pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and were unanimously approved by the Board, with each director who is an “interested person,” as such term is defined in Section 2(a)(19) of the 1940 Act, of us or our Adviser abstaining from the vote.
In September 2023, pursuant to the August Dutch auction tender offer, Main Street purchased 115,385 Shares of our common stock from our stockholders at the August clearing price, or $6.50 per Share, for an aggregate cost of $0.8 million. The August Dutch auction tender offer, including Main Street’s participation, was unanimously approved by the Board, with each director who is an “interested person,” as such term is defined in Section 2(a)(19) of the 1940 Act, of us or our Adviser abstaining from the vote.
On January 31, 2024, we sold 314,070 Shares to Main Street at $7.96 per share, the price at which we issued new Shares in connection with reinvestments of the January 31, 2024 dividend pursuant to the DRIP, for total proceeds to the Company of $2.5 million. The issuance and sale were made pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and were unanimously approved by the Board, with each director who is an “interested person,” as such term is defined in Section 2(a)(19) of the 1940 Act, of us or our Adviser abstaining from the vote.
On May 1, 2024, we sold 315,259 Shares to Main Street at $7.93 per share, the price at which we issued new Shares in connection with reinvestments of the May 1, 2024 dividend pursuant to the DRIP, for total proceeds to us of $2.5 million. The issuance and sale were made pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and were unanimously approved by the Board, with each director who is an “interested person,” as such term is defined in Section 2(a)(19) of the 1940 Act, of us or our Adviser abstaining from the vote.
INVESTMENT ADVISER, ADMINISTRATOR AND PRINCIPAL UNDERWRITER
Our investment adviser and administrator is MSC Adviser I, LLC, a wholly owned portfolio company of Main Street, a publicly traded BDC. The principal business address of our Adviser is 1300 Post Oak Boulevard, 8th Floor, Houston, TX 77056. The public offering of our Shares has concluded and Hines Securities, Inc. previously served as our Dealer Manager. The principal business address of Hines Securities, Inc. is 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118.

STOCKHOLDERS’ PROPOSALS
Any stockholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2025 annual meeting of stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”), must ensure that notice of such proposal is received at our principal executive office at 1300 Post Oak Blvd., 8th Floor, Houston, Texas 77056 no later than January 29, 2025 and that such proposal complies with all applicable requirements of Rule 14a-8.
In addition, any stockholder who intends to propose a nominee to the Board or propose any other business to be considered by the stockholders at our 2025 annual meeting of stockholders (other than a stockholder proposal to be included in our proxy materials pursuant to Rule 14a-8) must comply with the advance notice provisions and other requirements of our Amended and Restated Bylaws, a copy of which is on file with the SEC and may be obtained from our Corporate Secretary upon request. Any such proposals must be sent to our Corporate Secretary at MSC Income Fund, Inc., 1300 Post Oak Blvd., 8th Floor, Houston, Texas 77056.
The advance notice provisions of our Amended and Restated Bylaws require that nominations of persons for election to the Board and proposals of other business to be considered by the stockholders at the 2025 annual meeting of stockholders must be made in writing and submitted to our Corporate Secretary at the address above no earlier than December 30, 2024 and no later than 5:00 p.m., ET on January 29, 2025 and must otherwise be a proper matter for action by the stockholders. We advise you to review our Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations, including but not limited to the different notice submission date requirements in the event that the date of our 2025 annual meeting of stockholders is before July 14, 2025 or after September 12, 2025. The above procedures and requirements are only a summary of the provisions in our Amended and Restated Bylaws regarding stockholder nominations of directors and proposals of business to be considered by the stockholders. Please refer to our Amended and Restated Bylaws for more information on stockholder proposal requirements.

By Order of the Board of Directors,

JASON B. BEAUVAIS
Executive Vice President, General Counsel and Secretary

Dated: May 29, 2024

PRIVACY NOTICE
We are committed to protecting your privacy. This privacy notice explains the privacy policies of Main Street and its affiliated companies, including the Company. This notice supersedes any other privacy notice you may have received from the Company and its terms apply both to our current stockholders and to former stockholders as well.
We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. The only information we collect from you is your name, address and number of Shares you hold. This information is used only so that we can send you annual reports and other information about us, and send you proxy statements or other information required by law.
We do not share this information with any non-affiliated third-party except as described below.
•The People and Companies that Make Up the Company.  It is our policy that only our authorized personnel who need to know your personal information will have access to it. Our or Main Street’s personnel who violate our privacy policy are subject to disciplinary action.
•Service Providers.  We may disclose your personal information to companies that provide services on our behalf, such as record keeping, processing your trades and mailing you information. These companies are required to protect your information and use it solely for the purpose for which they received it.
•Courts and Government Officials.  If required by law, we may disclose your personal information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena, or court order will be disclosed.

SCAN TO VIEW MATERIALS & VOTE
MSC INCOME FUND, INC.
VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 08/12/2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 08/12/2024. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

1300 POST OAK BLVD., 8TH FLOOR
HOUSTON, TX 77056

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote “FOR”		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below
the election of each of the nominees listed below:		☐	☐	☐

1.Elect our directors for a term of one year:
Nominees:
01) Robert L. Kay	02) John O. Niemann Jr.	03) Jeffrey B. Walker			04) Dwayne L. Hyzak

The Board of Directors recommends you vote "FOR" proposal 2.
					For	Against	Abstain
2.To ratify our appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2024:					☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any postponement or adjournment thereof

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com
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MSC INCOME FUND, INC.
Annual Meeting of Stockholders
August 13, 2024, 9:00 AM, Central Time
This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Dwayne L. Hyzak and Jason B. Beauvais, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MSC INCOME FUND, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, Central Time, August 13, 2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. A properly executed and returned proxy shall be valid to vote and represent the covered shares of common stock for up to eleven months after the date of the executed proxy card, including at any adjournment or postponement of the Annual Meeting of Stockholders, unless revoked by a later-dated proxy or another method set forth in the accompanying Proxy Statement.

Continued and to be signed on reverse side